                                                          EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                           THREE MONTHS ENDED            NINE MONTHS ENDED
                                                             September 30,                  September 30,
                                                             -------------                  -------------
                                                         1997           1996            1997             1996
                                                         ----           ----            ----             ----
Primary earnings per share

Net earnings from continuing operations                   $10          $2,112            $128          $1,692
Deduct dividend requirements:
  Preferred stock                                          (7)             (7)            (22)            (22)
  Convertible preference stock                           (377)           (377)         (1,130)         (1,130)
                                                    ---------       ---------       ---------       ---------
Net earnings (loss) from continuing operations          ($374)         $1,728         ($1,024)           $540

Net earnings from discontinued operations                   0              81               0             141
                                                    ---------       ---------       ---------       ---------
Net earnings (loss) applicable to common stock          ($374)         $1,809         ($1,024)           $681
                                                    =========       =========       =========       =========

Weighted average number of common
  shares outstanding (1)                            4,152,629       4,132,572       4,148,059       4,127,511


Assuming exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options (2)                              0               0               0          11,325
                                                    ---------       ---------       ---------       ---------
Weighted average number of common
  shares outstanding as adjusted                    4,152,629       4,132,572       4,148,059       4,138,836
                                                    =========       =========       =========       =========
Primary earnings (loss) per common share:
  Continuing operations                                ($0.09)          $0.42          ($0.25)          $0.13
  Discontinued operations                               $0.00           $0.02           $0.00           $0.03
                                                    ---------       ---------       ---------       ---------
                                                       ($0.09)          $0.44          ($0.25)          $0.16
                                                    =========       =========       =========       =========


(1)  See Note 3 of Notes to Consolidated Financial Statements.

(2) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.

                                                       EXHIBIT 11

                                BIRD CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                  THREE MONTHS ENDED            NINE MONTHS ENDED
                                                     September 30,                September 30,
                                                    -------------                -------------
                                                 1997           1996            1997          1996
                                                 ----           ----            ----          ----
Fully diluted earnings per share (2)
Net earnings from continuing operations             $10         $2,112           $128         $1,692
Deduct dividend requirements of
  preferred stock                                    (7)            (7)           (22)           (22)
                                              ---------      ---------      ---------      ---------
Net earnings from continuing operations               3          2,105            106          1,670

Net earnings from discontinued operations             0             81              0            141
                                              ---------      ---------      ---------      ---------
Net earnings applicable to common stock               3          2,186            106          1,811
                                              =========      =========      =========      =========


Weighted average number of common
  shares outstanding (1)                      4,152,629      4,132,572      4,148,059      4,127,511


Assuming exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  exercise of such options (3)                        0          3,280         13,914         13,137
Assuming conversion of convertible
  preference stock                              731,955        731,955        731,955        731,955
                                              ---------      ---------      ---------      ---------
Weighted average number of common
  shares outstanding as adjusted              4,884,584       4,867,80      4,893,928      4,872,603
                                              =========      =========      =========      =========
Fully diluted earnings per common share:
  Continuing operations                           $0.00          $0.43          $0.02          $0.34
  Discontinued operations                         $0.00          $0.02          $0.00          $0.03
                                              ---------      ---------      ---------      ---------
                                                  $0.00          $0.45          $0.02          $0.37
                                              =========      =========      =========      =========


(1)  See Note 3 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.